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                                                               EXHIBIT 99(j)

McCurdy                                            27955 Clemens Road
& Associates                                       Westlake, Ohio 44145
CPA's, Inc.                                        Phone: (440) 835-8500
                                                   Fax: (440) 825-1093



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Post-Effective Amendment Number 6 to the Fairport Funds Registration Statement of all references to our firm included in or made a part of this Post-Effective Amendment.

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
April 14, 1999